EXHIBIT 32.2

Certification of Principal Financial and Accounting Officer
Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Deborah E. Engles, the Interim Chief Financial Officer of US Highland, Inc., an Oklahoma corporation (the "Company"), hereby certify, that, to my knowledge:

1.

The Annual Report on Form 10-K for the year ended December 31, 2015 (the "Report") of the Company fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

US Highland, Inc.

Date: April 15, 2016	By:	/s/ Deborah E. Engles
Deborah E. Engles
Interim Chief Financial Officer (Principal Financial and Accounting Officer)